DYNATRONICS CORPORATION
                             7030 Park Centre Drive
                           Salt Lake City, Utah 84121
                                 (801) 568-7000



October 23, 2003


Dear Shareholder:

You are cordially invited to attend the Annual Meeting of Shareholders of Dynatronics Corporation that will be held on Tuesday, November 25, 2003 at 4:00 p.m., at the corporate headquarters located at 7030 Park Centre Drive, Salt Lake City, Utah.

The formal notice of the Annual Meeting and the Proxy Statement have been made a part of this invitation.

After reading the Proxy Statement, please mark, date, sign and return, at an early date, the enclosed proxy in the enclosed envelope to ensure that your shares will be represented. YOUR SHARES CANNOT BE VOTED UNLESS YOU SIGN, DATE, AND RETURN THE ENCLOSED PROXY OR ATTEND THE ANNUAL MEETING IN PERSON.

A copy of Dynatronics Corporation's Annual Report to Shareholders is also enclosed.

The Board of Directors and management look forward to seeing you at the meeting.

Sincerely yours,


/s/ Kelvyn H. Cullimore, Jr.
----------------------------
Kelvyn H. Cullimore, Jr.
President and Chief Executive Officer

                             DYNATRONICS CORPORATION

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                          To be held November 25, 2003



TO THE SHAREHOLDERS OF DYNATRONICS CORPORATION:

         The Annual Meeting of Shareholders of Dynatronics Corporation, a Utah corporation (the "Company" or "Dynatronics"), will be held at the corporate headquarters located at 7030 Park Centre Drive, Salt Lake City, Utah, on Tuesday, November 25, 2003, at 4:00 p.m. for the following purposes, all as more fully described in the accompanying Proxy Statement:

         1.   To elect  six  directors  to hold  office  until  the next  Annual
              Meeting of Shareholders and thereafter until their respective successors have been elected or appointed and qualified;

         2. To ratify the appointment of Tanner + Co. PC as Dynatronics' independent public accountants for the fiscal year ending June 30, 2004; and

         3. To transact such other business as may properly come before the Annual Meeting or any adjournment thereof.

         Shareholders of record owning shares of common stock at the close of business on Thursday, October 2, 2003 are entitled to notice of and to vote at this Annual Meeting and any adjournment thereof. A complete list of shareholders entitled to vote at the Annual Meeting will be maintained and available for inspection at the corporate offices of the Company for at least ten days prior to the Annual Meeting.

                                          BY ORDER OF THE BOARD OF DIRECTORS



                                          /s/ Bob Cardon
                                          --------------
                                          Bob Cardon, Corporate Secretary

Salt Lake City, Utah
October 23, 2003


                                    IMPORTANT

Whether or not you expect to attend the Annual Meeting, we urge you to complete, date, sign and return the enclosed proxy without delay in the enclosed prepaid envelope so that your shares are represented at the Annual Meeting. Your proxy will not be used if you are present at the meeting and desire to vote your shares personally. Even if you have given your proxy, you may still vote in person if you attend the meeting. Please note, however, that if your shares are held of record by a broker, bank or other nominee and you wish to vote at the meeting, you must obtain from the record holder a proxy issued in your name. Your proxy is revocable in accordance with the procedures set forth in the Proxy Statement.

                                 PROXY STATEMENT

                             DYNATRONICS CORPORATION
                             7030 Park Centre Drive
                           Salt Lake City, Utah 84121

         This Proxy Statement is furnished to you and other shareholders of Dynatronics Corporation, a Utah corporation (the "Company" or "Dynatronics") pursuant to Regulation 14A under the Securities Exchange Act of 1934 in connection with the solicitation of proxies in the enclosed form for use in voting at the Annual Meeting of Shareholders and any adjournment thereof. The Annual Meeting is scheduled to be held at 4:00 p.m. on Tuesday, November 25, 2003, at the corporate headquarters of the Company located at 7030 Park Centre Drive, Salt Lake City, Utah.


Solicitation of Proxies

         The accompanying proxy is solicited by and on behalf of the Board of Directors of the Company in connection with the Annual Meeting to be held at Dynatronics Corporation, 7030 Park Centre Drive, Salt Lake City, Utah, on November 25, 2003, at 4:00 p.m., Mountain Standard Time, or any adjournment thereof. This Proxy Statement, the Notice of Annual Meeting and the accompanying form of proxy will be mailed to shareholders of record as of October 2, 2003. This Proxy Statement, the enclosed proxy card and the Annual Report to Shareholders will first be mailed to shareholders entitled to vote at the meeting on or about October 28, 2003.

         Dynatronics will pay the cost of preparing and disseminating this information. In addition to the solicitation of proxies by use of the mails, the directors, officers and employees of Dynatronics, without receiving additional compensation therefore, may solicit proxies personally or by telephone or facsimile. Arrangements will be made with brokerage firms and other custodians, nominees and fiduciaries for the forwarding of solicitation materials to the beneficial owners of the shares of common stock held by such persons, and Dynatronics will reimburse such brokerage firms, custodians, nominees and fiduciaries for reasonable out-of-pocket expenses incurred by them in connection therewith.

         Each proxy executed and returned by a shareholder may be revoked at any time thereafter by written revocation, by execution of a written proxy bearing a later date or by attending the Annual Meeting and voting in person. No such revocation will be effective, however, with respect to any matter or matters upon which, prior to such revocation, a vote shall have been cast pursuant to the authority conferred by such proxy.

Voting

         The matters to be considered and voted upon at the Annual Meeting will be:

         1. Election of six directors to serve until the next Annual Meeting of Shareholders and thereafter until their successors are elected and qualified;

         2. Ratification of the selection of Tanner + Co. PC as the independent public accountants of Dynatronics; and

         3. Such other business as may properly come before the Annual Meeting and at any adjournment thereof.

         It is important that you act promptly to vote, sign, date, and return the enclosed proxy in the enclosed self-addressed envelope. Where instructions are indicated, proxies will be voted in accordance with the instructions indicated therein. If no instructions are indicated, proxies will be voted "FOR" the election of each of the six nominees for director, "FOR" the ratification of the appointment of Tanner + Co. PC as the independent public accountants of Dynatronics for the fiscal year ending June 30, 2004, and, in the discretion of the proxy holder, as to any other matters that may properly come before the Annual Meeting.

         The Board of Directors has fixed the close of business on October 2, 2003 as the "Record Date" for determining shareholders entitled to receive notice of and to vote at the Annual Meeting. At the close of business on the Record Date, there were 8,793,135 shares of the Company's common stock, no par value, issued and outstanding, each such share entitled to one vote. Shareholders will not be allowed to cumulate their shares. A quorum of shareholders, present in person or by proxy, consists of the holders of a majority of the outstanding shares as of the Record Date for purposes of conducting any business at the Annual Meeting. Abstentions and broker non-votes will be counted as "represented" for the purpose of determining the presence or absence of a quorum, but will not be counted for any other purpose. Under Utah law, once a quorum is established, shareholder approval with respect to a particular proposal is generally obtained when the votes cast in favor of the proposal exceed the votes cast against the proposal.

                       PROPOSAL 1 - ELECTION OF DIRECTORS

         Directors are elected at each Annual Meeting of the Shareholders and hold office until the next Annual Meeting when their respective successors are duly elected and qualified. The persons named in the enclosed proxy intend to vote for the election of the six nominees listed below, unless instructions to the contrary are given in the proxy. All of the nominees are currently directors. The six nominees have indicated that they are able and willing to continue to serve as directors. The Board of Directors has no reason to believe that any nominee named herein will be unable or unwilling to serve. However, if some unexpected occurrence should require the substitution of some other person or persons for any one or more of the nominees, the person or persons voting the proxies will vote for such nominee or nominees as the Board of Directors may select. The affirmative vote of a plurality of votes cast at the Annual Meeting is required to elect each nominee.

          THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" EACH NOMINEE.

         The nominees are: Kelvyn H. Cullimore, Kelvyn H. Cullimore Jr., Larry
K. Beardall, E. Keith Hansen, Howard L. Edwards, and Val J. Christensen.

Executive Officers and Directors

         The following table contains information concerning the Company's directors and executive officers at October 2, 2003:
                                           Director
                                          or Officer          Position
Name                            Age        Since            with Company
----                            ---       ----------        ------------

Kelvyn H. Cullimore             68          1983        Chairman of the Board
Kelvyn H. Cullimore, Jr.        47          1983        President, CEO and
                                                          Director
Larry K. Beardall               47          1986        Executive Vice President
                                                          of Sales and Marketing
                                                          and Director
E. Keith Hansen, M.D.*          58          1983        Director
Howard L. Edwards**             72          1997        Director
Val J. Christensen**            50          1999        Director
Ronald J. Hatch                 59          2002        Vice President of
                                                          Operations and R&D


* Member of Compensation Committee of the Board of Directors.
** Member of Audit and Compensation Committee of the Board of Directors.

         Kelvyn H. Cullimore has served as Chairman of the Board of Dynatronics since its incorporation in April 1983. From 1983 until 1992, Mr. Cullimore served as President of Dynatronics. Mr. Cullimore received a B.S. in Marketing from Brigham Young University in 1957, and following graduation, worked for a number of years as a partner in a family-owned home furnishings business in Oklahoma City, Oklahoma. Mr. Cullimore has participated in the organization and management of various enterprises, becoming the president or general partner in several business entities, including real estate, motion picture, and equipment partnerships. From 1979 until 1992, Mr. Cullimore served as Chairman of the Board of American Consolidated Industries (ACI), the former parent company of Dynatronics. From 1986 until 1999, Mr. Cullimore served as President of ITEC Attractions, Inc., an entertainment, restaurant and retail mall complex in Branson, MO (ITEC) and from 1986 to 1997 he served as ITEC's Chairman, President and CEO. Presently, Mr. Cullimore serves on the board of directors of ITEC. Kelvyn H. Cullimore is the father of Kelvyn H. Cullimore, Jr. No other family relationships exist among officers and directors.

         Kelvyn H. Cullimore, Jr. was named President & CEO of Dynatronics Corporation in 1992. He had previously served as Secretary/Treasurer from 1983 to 1992 and as Administrative Vice President from 1988 to 1992. He has served as a Director since the inception of the Company. Mr. Cullimore graduated cum laude from Brigham Young University in 1980 with a degree in Financial and Estate Planning. In addition to his involvement with Dynatronics, Mr. Cullimore served as Executive VP and a director of Dynatronics' former parent company. He currently serves on the board of directors for ITEC. Additionally, he has served previously on the boards of a printing company, lumber company and travel agency. Mr. Cullimore is a member of the advisory board of the Utah Life Sciences Association and in June 2003, accepted an invitation to join the board of the Medical Device Manufacturer's Association, a national medical device trade association headquartered in Washington D.C.

         Larry K. Beardall was appointed Executive Vice President of Dynatronics in December of 1992. He has served as a Director and the Vice President of Sales and Marketing for Dynatronics since July of 1986. Mr. Beardall joined Dynatronics in February of 1986 as Director of Marketing. He graduated from Brigham Young University with a degree in Finance in 1979. Prior to his employment with Dynatronics, Mr. Beardall worked with GTE Corporation in Durham, North Carolina as the Manager of Mergers and Acquisitions and then with Donzis Protective Equipment in Houston, Texas as National Sales Manager. He also served on the board of directors of Nielsen & Nielsen, Inc., the marketing arm for Donzis, a supplier of protective sports equipment.

         E. Keith Hansen, M.D. has been a Director of Dynatronics since 1983. Dr. Hansen obtained a Bachelor of Arts degree from the University of Utah in 1966 and an M.D. degree from Temple University in 1972. He has been in private practice in Sandy, Utah since 1976. Dr. Hansen was also a director of ACI until 1992 and a director of Mountain Resources Corporation from 1980 to 1988. Currently, Dr. Hansen serves as a director of Accent Publishers, a privately held company, based in Salt Lake City, Utah.

         Howard L. Edwards was elected a Director in January 1997. From 1968 to 1995 Mr. Edwards served in various capacities at Atlantic Richfield Company
(ARCO) and its predecessor, the Anaconda Company, including corporate secretary, vice president, treasurer and general attorney. In addition, Mr. Edwards was a partner in the law firm of VanCott, Bagley, Cornwall and McCarthy, in Salt Lake City, Utah. He graduated from the George Washington University School of Law in 1959 and received a bachelor's degree in Finance and Banking from Brigham Young University in 1955.

         Val J. Christensen became a member of the Board in January 1999. Since 1996, Mr. Christensen has served as Executive Vice President of Franklin Covey Company, where he has also served as General Counsel since 1990. He was a member of Franklin's board of directors from 1991 to 1997. Prior to joining Franklin, Mr. Christensen was engaged in the private practice of law with the international law firm of LeBoeuf, Lamb, Leiby & MacRae, specializing in general business and business litigation matters. Following graduation from law school in 1980, Mr. Christensen served as a law clerk to the Honorable James K. Logan of the United States Tenth Circuit Court of Appeals. He is an honors graduate of the J. Rueben Clark Law School at Brigham Young University and served as articles editor of the BYU Law Review.

         Ronald J. Hatch was appointed Vice President of Operations and R&D in July 2002. Prior to joining Dynatronics in June 2002, Mr. Hatch worked with Lineo, Inc. as a Senior Project Manager from 1999 to 2002. From 1972 to 1998, he served in various management responsibilities at Philips Semiconductors - Signetics. He graduated from Brigham Young University with a degree in Electronics Engineering Technology in 1970 and received an MBA degree from the University of Phoenix (in Salt Lake City) in 1991.

Remuneration of Directors

         Directors who are otherwise employed by and receive remuneration as officers of the Company, are paid $100 per meeting for attendance at regular and special director's meetings. Outside directors are paid an annual director's fee of $3,600. In addition, Dynatronics pays all expenses incurred by directors in connection with attendance at Board and committee meetings.

         Each outside director also participates in an annual bonus program. The full annual bonus per director is an amount equal to one percent of the Company's pre-tax profits. A total of $6,568 was paid to the outside directors under this plan for the fiscal year ended June 30, 2003.

Committees and Meetings of the Board of Directors

         Directors hold office until the next Annual Meeting of Shareholders and until their successors have been elected or appointed and duly qualified. Executive officers are appointed by the Board of Directors at the first meeting after each Annual Meeting of Shareholders and hold office until their successors are elected or appointed and duly qualified. Vacancies on the Board which are created by the retirement, resignation or removal of a director may be filled by the vote of the remaining members of the Board, with such new director serving the remainder of the term or until his successor shall be elected and qualify. The Board of Directors presently has one vacancy resulting from the retirement of Joe Barton earlier in 2003. The Board of Directors in its discretion may elect to fill that position at any time as provided by the bylaws. At this time the Board has not identified a successor to Mr. Barton and there are no immediate plans to name a successor.

         There were six regular meetings of the Board of Directors held during the fiscal year ended June 30, 2003. No director attended fewer than 75% of the meetings during the fiscal year.

         The Board has no formal Nominating Committee. The Board has a standing Compensation Committee comprising the outside directors that reviews and approves compensation matters for executive officers and has oversight responsibility for all benefit plans, including the Company's stock option plan. Members of the Compensation Committee are: Dr. E. Keith Hansen, Howard L. Edwards, and Val J. Christensen. The Compensation Committee held one meeting during the year ended June 30, 2003.

         The Board of Directors also has an Audit Committee comprised of: Howard
L. Edwards, and Val J. Christensen. Mr. Edwards is the financial expert member of the Audit Committee. The Audit Committee held four meetings during fiscal year 2003.

         According to its charter as adopted by the Board of Directors, the functions of the Audit Committee are (1) to review and approve the selection of, and all services performed by, the independent auditors, (2) to review and evaluate the Company's internal controls, and (3) to review and report to the Board of Directors with respect to the scope of audit procedures, accounting practices and internal accounting and financial controls of the Company.

Compliance with Section 16(a) of the Securities Exchange Act of 1934
--------------------------------------------------------------------

         Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the executive officers and directors, and persons who own more than 10% of a registered class of the Company's equity securities ("Reporting Persons") to file initial reports of ownership and to report changes in ownership in reports filed with the Securities and Exchange Commission. Reporting Persons are required by regulation of the Securities and Exchange Commission to furnish Dynatronics with copies of all Section 16(a) forms they file.

         Based solely on review of the copies of such forms furnished to Dynatronics during and with respect to the fiscal year ended June 30, 2003, Dynatronics believes that during fiscal year 2003 all Section 16(a) filings applicable to these Reporting Persons were timely filed with the exception of Form 4 filings for the expiration of stock options for each of the directors.

                    ADDITIONAL INFORMATION ABOUT THE COMPANY

Voting Securities and Principal Shareholders

         The following table contains information as of October 2, 2003, that has been provided to Dynatronics with respect to beneficial ownership of shares of common stock, for (1) all the persons known to be holders of more than 5% of our voting securities; (2) each director, (3) each executive officer named in the Summary Compensation Table of this Proxy Statement (the "Named Executive Officers") holding office on October 2, 2003, and (4) all executive officers and directors as a group. Unless noted otherwise, Dynatronics believes each person named below has sole voting and investment power with respect to the shares indicated. Unless otherwise indicated, the address of the shareholder is Dynatronics' principal executive offices, 7030 Park Centre Drive Salt Lake City, UT 84121.

                                                     Shares of Common Stock
                                                   Beneficially Owned as of
                                                     October 2, 2003 (1)
Name of Beneficial Owner                   Number of Shares    Percent of Class
------------------------                   ----------------    ----------------
Kelvyn H. Cullimore, Jr.                    704,620  (2)               8.0%
President, CEO, Director

Kelvyn H. Cullimore                         199,104  (3)               2.3%
Chairman of the Board

E. Keith Hansen, M.D.                       304,650  (4)               3.5%
Director

Larry K. Beardall                           116,288  (5)               1.3%
Exec. V.P., Director

Howard L. Edwards                            81,000  (6)               *
Director

Val J. Christensen                           54,000  (7)               *
Director

Ronald J. Hatch                               18,000 (8)               *
Vice President of Operations
and R&D

All executive officers and                1,447,662  (9)               16.1%
directors as a group (7 persons)


* Represents less than 1 percent of outstanding shares of common stock including shares issuable to such beneficial owner under options which are presently exercisable or will become exercisable within 60 days.

(1) Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission. Included in the computation of the number of shares beneficially owned by a person and the percentage ownership of that person are shares of common stock subject to options, warrants, or other convertible instruments held by that person that are exercisable or that become exercisable within 60 days of October 2, 2003. Such shares, however, are not deemed outstanding for purposes of computing the ownership of any other person.

(2) Includes 501,780 shares owned directly, 142,840 shares owned by Mr. Cullimore's wife and minor children, 30,000 shares owned by a family corporation of which Mr. Cullimore is Vice President, and options for the purchase of 30,000 shares.

(3) Includes 136,191 shares owned directly, 2,913 shares owned by Mr. Cullimore's wife, 30,000 shares owned by a family corporation of which Mr. Cullimore is President, and options for the purchase of 30,000 shares.

(4) Includes 194,650 shares owned directly, 80,000 shares owned by a pension plan as to which Dr. Hansen is a beneficiary and options for the purchase of 30,000 shares

(5) Includes 75,588 shares owned directly, 15,700 shares owned by Mr. Beardall's children and options for the purchase of 25,000 shares.

(6) Includes 51,000 shares owned directly and options for the purchase of 30,000 shares.

(7)  Includes options for the purchase of 54,000 shares.

(8)  Includes options for the purchase of 18,000 shares.

(9) The calculation of beneficially owned shares of all executive officers and directors as a group eliminates the duplicate entries of 30,000 shares owned by a family corporation which are reflected in the beneficial ownership of both Kelvyn H. Cullimore and Kelvyn H. Cullimore, Jr.

Litigation Matters
------------------

         There are no material legal proceedings to which any director or executive officer is a party adverse to Dynatronics.

Certain Relationships and Related Transactions
----------------------------------------------

         Except as described in this Proxy Statement under the captions, "Employment Contracts" and "Salary Continuation Plan," during the two years ended June 30, 2003 Dynatronics was not a party to any transaction in which any director, executive officer or shareholder holding more than 5% of the issued and outstanding common stock had a direct or indirect material interest.


                    EXECUTIVE COMPENSATION AND OTHER MATTERS

         The following table summarizes the compensation of the Company's Chief Executive Officer and the two most highly paid executive officers at June 30, 2003, other than the Chief Executive Officer, whose total salary and bonus exceeded $100,000 during the year then ended (collectively the "Named Executive Officers") and the amounts earned by each of them during the past three fiscal years:

                           Summary Compensation Table

                                                                                     Long-Term
                                                  Annual Compensation               Compensation
                                      -------------------------------------------  ------------------

                                                                  Other Annual       Securities
                                                                  Compensation    Underlying Options         All Other
         Position             Year      Salary ($)      Bonus       ($)(1)          /SARS (#)             Compensation ($)
---------------------------  -------  ------------  -----------  ----------------  ------------------     -----------------

Kelvyn H. Cullimore, Jr.       2001     $ 109,011     $ 21,228         $ 11,232        30,000/0              $         -
CEO / President                2002     $ 109,011     $ 20,803         $ 10,450          0/0                 $         -
                               2003     $ 140,000     $ 16,932         $ 11,710       100,000/0              $         -

Kelvyn H. Cullimore            2001     $ 131,250     $ 35,378         $ 16,363        30,000/0              $         -
Chairman of the Board          2002     $ 131,250     $ 34,671         $ 16,986          0/0                 $         -
                               2003     $ 125,000     $ 16,932         $ 17,159          0/0                 $         -

Larry K. Beardall              2001     $  99,483     $ 28,304         $ 10,762        25,000/0              $         -
Executive Vice President       2002     $  99,483     $ 27,736         $ 10,073          0/0                 $         -
                               2003     $ 130,000     $ 16,932         $ 10,715       100,000/0              $         -


-----------

(1) Dynatronics provides automobiles for certain executive officers and pays all vehicle operating expenses. Dynatronics also provides life insurance for its officers. The amount of this column includes the approximate value of these benefits to the Named Executive Officer.

         During the year ended June 30, 2003, Dynatronics made no awards under any long-term incentive plan. Dynatronics has never granted stock appreciation rights.

Employment Contracts

         Dynatronics has entered into written employment contracts with two executive officers, Kelvyn H. Cullimore, Jr., President and Chief Executive Officer, and Larry K. Beardall, Executive Vice President. The initial terms of these contracts ran through the end of fiscal year 2003. Both contracts were renewed automatically, subject to the right of either party to terminate the agreements upon 90 days notice made prior to the last day of the renewal term. Additional contract extensions would extend each contract for up to an additional ten years (five renewal terms of two years each). The compensation package under each contract includes an auto allowance, an annual bonus based on pre-tax operating profit (at rates established by the Compensation Committee), and stock options granted under the Company's 1992 Stock Option Plan, as amended and restated. Each officer also participates in the salary continuation plan and receives other welfare and employee benefits that are standard in such agreements, including, by way of example, health insurance and disability coverage, paid vacation and Company-paid life insurance. The contracts also contain a provision granting the executives certain rights and protections in the event of a change in control. Among other things, the change of control provision of the contracts provide for severance payments to the executives if their employment is discontinued as a result of the change of control of Dynatronics.

         The employment contracts described above terminate upon the death or disability of the executive or termination of employment for cause. The contracts also contain covenants of the executives that, during the term of their employment and continuing for a specified period after the termination of their employment for any reason, with or without cause, they will not compete with Dynatronics or make use of or disclose confidential information of Dynatronics.

Bonus Plan

         Dynatronics maintains a discretionary incentive bonus plan administered by the Compensation Committee. Pursuant to the plan, the Compensation Committee granted incentive cash bonuses to certain officers and employees during the year ended June 30, 2003. The total amount of bonuses paid for fiscal year 2003 was $166,496, of which $50,796 was paid to Named Executive Officers as a group, in the amounts included under the "Bonus" heading in the Summary Compensation Table.

Salary Continuation Plan

         During fiscal year 1988, the Board of Directors adopted a salary continuation agreement for certain Named Executive Officers. This agreement provides for a pre-retirement benefit to be paid to the officer's designated beneficiary in the event he dies before reaching age 65 and a retirement benefit to be paid upon reaching age 65. The pre-retirement benefit provides for payment of 50% of the officer's compensation at the time of death up to $75,000 annually for a period of 15 years or until the officer would have reached age 65, whichever is longer. The retirement benefit provides the officer $75,000 annually for a period of 15 years. Presently, Kelvyn H. Cullimore, Jr. and Larry
K. Beardall are covered under this plan.

         Funding for obligations arising in connection with the salary continuation agreement is provided by life insurance policies on the participating officers, of which Dynatronics is the owner and beneficiary. The face amounts of the policies have been determined so that sufficient cash values and death benefits under the policies will meet the obligations as they occur. In fiscal year 2003, Dynatronics expensed $13,870 relating to salary continuation obligations under the salary continuation agreement.

401(k) Plan

         Dynatronics has adopted a 401(k) Plan. Employees who are at least age 20 and have completed at least six months of service with the Company are eligible to participate in the 401(k) Plan.

         Eligible employees may make contributions to the 401(k) Plan in the form of salary deferrals up to 15% of total compensation, not to exceed $11,000, the maximum allowable amount of salary deferrals for calendar 2002. Dynatronics matches annual employee contributions at 25% of employee contributions, up to a maximum of $500 per employee per year.

         Participants under the 401(k) Plan are fully vested in their salary deferral contributions and vest 20% per year after two years of participation in matching contributions by the Company. Amounts deferred by Named Executive Officers under the 401(k) Plan are included under "Salary" in the Summary Compensation Table. Matching contributions for each Named Executive Officer are included in the "Other Compensation" column in the table above.

Stock Option Grants in Fiscal Year 2003

         During fiscal year 2003, the Company granted options to purchase 324,651 shares of common stock under the 1992 Stock Option Plan to employees, officers and outside directors. Of this amount, 200,000 options were granted to the Named Executive Officers. When vested, the options give the participants the right to purchase common stock. The weighted average per share exercise price of all options granted during fiscal year 2003 was $.77.

                       Option Grants in Last Fiscal Year
                                Individual Grants

                                                                                                Potential Realizable
                                                                                                Value at Assumed Annual
                                                                                                    Rates of
                                                                                                   Stock Price
                                                Percent of Total                                Appreciation for Option
                          Number of Securities  Options Granted                                       Term
                           Underlying Options   to Employees in   Exercise Price  Expiration -------------------------
         Name              Granted (#)(1)       Fiscal Year         ($/Sh)         Date        5% ($)     10% ($)(1)
-------------------------------------------------------------- ---------------- ------------ --------------------------
Kelvyn H. Cullimore, Jr.      100,000               31%              $.78          5/20/08     $21,550       $47,620

Larry K. Beardall             100,000               31%              $.78          5/20/08     $21,550       $47,620


(1) Amount reflects the potential realizable value at assumed annual rates of appreciation for the option term, less the exercise price. Options vest one year from the date of grant.

Stock Options Exercised and Outstanding

         The following table contains certain information, including the fiscal year-end value of unexercised stock options held by the Named Executive Officers as of June 30, 2003.

                 Aggregated Option Exercises in Last Fiscal Year
                        And Fiscal Year-End Option Values


                                                            Number of Securities
                                                                Underlying              Value of Unexercised
                                                             Unexercised Options        In-the-Money Options
                                                               At 6/30/2003             /SARs  At 6/30/2003
                          Shares Acquired      Value(#)      (#) Exercisable/            ($) Exercisable/
         Name             on Exercise (#)   Realized ($)      Unexercisable               Unexercisable (1)
-----------------------    -----------------------------    --------------------        -------------------
Kelvyn H. Cullimore, Jr.         -             $ -             30,000 / 100,000                 $0 / 0

Kelvyn H. Cullimore              -             $ -              30,000 / 0                      $0 / 0

Larry K. Beardall                -             $ -             25,000 / 100,000                 $0 / 0

-----------

(1) Value is based on the fair market value of the common stock on June 30, 2003. Values indicated reflect the difference between the exercise price of the unexercised options and the market value of shares of common stock on June 30, 2003. The closing bid price of the common stock on June 30, 2003, the last trading date in the Company's fiscal year, as reported by NASDAQ, was $.77 per share. The exercise prices for the options listed above range between $.78 and $1.13 per share, therefore the options were not in the money at June 30, 2003.

Amended and Restated Stock Option Plan of 1992

         The following summary describes the material features of the Amended and Restated Stock Option Plan of 1992 (the "Plan"). The Plan contains two optional forms of awards that may be used at the sole discretion of the Compensation Committee (the "Committee"). Incentive awards under the Plan may take the form of stock options that may be incentive stock options ("ISOs") intended to qualify for special tax treatment or non-qualified stock options ("NSOs").

         The Committee will determine the eligible participants who will be granted incentive awards, determine the amount and type of award, determine the terms and conditions of awards, construe and interpret the Plan, and make all other determinations with respect to the Plan, to the extent permitted by applicable law. Options may be granted under the Plan to directors, officers and employees of the Company, and to other key individuals such as consultants and non-employee agents to the Company who the Committee believes have made or will make an essential contribution to the Company; provided, however, that Incentive Stock Options may only be granted to employees.

         The original term of the Plan was ten years from its effective date of August 18, 1992; the Board of Directors extended the term of the Plan on September 18, 2001 to expire September 18, 2011. The shareholders approved the amendment and extension of the Plan on November 20, 2001. Notwithstanding the extension of the Plan termination date, no option granted under the Plan, regardless of when granted, may be exercised more than ten years from the date of grant.

         The Committee may grant ISOs and NSOs to eligible participants, subject to the terms and conditions of the Plan.

         At the time an option is exercised, shares of Common Stock may be purchased using (1) cash; (2) shares of the Company's common stock owned by the optionee for at least one year; (3) a "cashless exercise" procedure (whereby a broker sells the shares or holds them as collateral for a margin loan, delivers the option price to the Company, and delivers the remaining sale or loan proceeds to the optionee); or (4) any combination of the foregoing or any other method of payment which the Committee may allow.

         At June 30, 2003, there were 959,816 shares of the Company's common stock reserved for issuance under the Plan. As of the Record Date, options to purchase an aggregate of 926,629 shares were outstanding and 936,832 shares were available for future grant.


                            REPORT OF THE DYNATRONICS
                               BOARD OF DIRECTORS
                             COMPENSATION COMMITTEE

         The Compensation Committee (the "Committee") of the Board of Directors of the Company determines the Company's executive compensation policies. The Committee is comprised of three independent non-employee Directors. After evaluating the performance of the Company and its executive officers, the Committee recommends compensation programs and salary levels to the entire Board of Directors for approval. Set forth below is the report submitted by the Committee addressing the Company's compensation policies for the fiscal year ended June 30, 2003 as they affected the executive officers of the Company. Employment Contracts for the Company's Chief Executive Officer and President and for the Executive Vice President of the Company were approved by the Compensation Committee. The Compensation Committee approved the extension of those contracts in August 2003.

Compensation Philosophy

         The goal of the Company is to be a significant provider of quality products in the markets it serves. To support this and other strategic objectives as approved by the Board of Directors and to provide adequate returns to shareholders, the Company must compete for, attract, develop, motivate and retain top quality executive management.

         In designing and administering the executive compensation program, the Committee strives to balance short and long term incentive objectives and use prudent judgment in establishing performance criteria, evaluating performance and determining actual incentive awards. The Committee believes that stock ownership by executive officers is beneficial in aligning the common interests of management and stockholders to enhance stockholder value.

Compensation of Chief Executive Officer

         In addition to the factors mentioned above, the Committee's general approach in setting Mr. Cullimore's annual compensation is to seek to be competitive with other companies in the Company's industry and to reward Mr. Cullimore's strategic management abilities in directing the Company's expansion efforts and its development exploitation of new markets and new business opportunities.

                                                  Compensation Committee

                                                  Dr. E. Keith Hansen
                                                  Howard L. Edwards
                                                  Val J. Christensen


                            REPORT OF THE DYNATRONICS
                       BOARD OF DIRECTORS AUDIT COMMITTEE

         The Audit Committee has prepared this report of its activities for the year ended June 30, 2003. This report shall not be deemed incorporated by reference by any general statement incorporating this Proxy Statement into any other filing under the Securities Act of 1933 or under the Securities Exchange Act of 1934, except to the extent Dynatronics specifically incorporates this information by reference, and shall not otherwise be deemed filed under such statutes.

         The Audit Committee is composed entirely of independent directors, and operates under a written charter. The Audit Committee assists the Board of Directors in fulfilling their responsibility to shareholders, potential shareholders and the investment community relating to accounting and financial reporting practices.

         The Audit Committee meets with management periodically to consider the adequacy of the Company's internal controls and the objectivity of its financial reporting. The Audit Committee discusses these matters with the independent auditors and with appropriate financial personnel.

         As needed, the Audit Committee meets privately with both the independent auditors and the appropriate financial personnel, each of whom has unrestricted access to the members of the Audit Committee. The Audit Committee also selects and appoints the independent auditors and reviews periodically the auditors' performance and independence from management as well as the compensation paid to the auditors for services provided to the Company.

         All members of the Audit Committee are "independent" for purposes of Rule 4200(a)(15) of The National Association of Securities Dealers' listing standards and applicable Marketplace Rules. That is, the Board of Directors has determined that none of the members of the Audit Committee has a relationship to Dynatronics that may interfere with their independence from Dynatronics and its management.

         Management has primary responsibility for the Company's financial statements and the overall reporting process, including the Company's system of internal controls. The independent auditors audit the annual financial statements prepared by management, express an opinion as to whether those financial statements fairly present the financial position, results of operations and cash flows of Dynatronics in conformity with accounting principles generally accepted in the United States of America and discuss with us any issues they believe should be raised with the committee.

         For the fiscal year ended June 30, 2003, the Audit Committee reviewed the audited financial statements and met with both management and KPMG LLP, the independent auditors for fiscal year 2003, to discuss those financial statements. Management has represented to us that the financial statements were prepared in accordance with accounting standards generally accepted in the United States of America.

         In discharging the Committee's oversight responsibility for the audit process, we have discussed with KPMG LLP, the Company's independent auditors for the year ended June 30, 2003, the matters required to be discussed by SAS 61 (Communications with Audit Committees). SAS 61 requires the Company's Independent Auditors to provide the Committee with additional information regarding the scope and results of their audit of the Company's financial statements, including with respect to (i) their responsibilities under generally accepted auditing standards, (ii) significant accounting policies, (iii) management judgments and estimates, (iv) any significant accounting adjustments,
(v) any disagreements with management and (vi) any difficulties encountered in performing the audit.

         The Committee has obtained from KPMG LLP a letter providing the disclosures required by Independence Standards Board Standard No. 1 (Independence Discussion with Audit Committees) with respect to any relationship between KPMG LLP and the Company which in their professional judgment may reasonably be thought to bear on independence. KPMG LLP discussed its independence with the Committee, and has confirmed in its letter to the Committee that, in its professional judgment, it is independent of the Company within the meaning of the United States securities laws.

         Based on these reviews and discussions, we recommended to the Board of Directors that Dynatronics' audited consolidated financial statements be included in the Company's Annual Report on Form 10-KSB for the fiscal year ended June 30, 2003.

         In an effort to reduce expenses, effective October 10, 2003, the Audit Committee of the Company's Board of Directors approved the dismissal of the Company's independent accountants, KPMG LLP, and the appointment of Tanner + Co. as the Company's independent accountants for the fiscal year ending June 30, 2004. The reports of KPMG for the fiscal years ended June 30, 2002 and June 30, 2003 contained no adverse opinions, disclaimer of opinion or qualification or modification as to uncertainty, audit scope or accounting principles, except as follows:

         KPMG LLP's report on the financial statements of the Company as of and for the years ended June 30, 2003 and 2002 contained a separate paragraph stating that "the Company adopted the provisions of the Financial Accounting Standards Board's Statement of Financial Accounting Standards No. 142, Goodwill and Other Intangible Assets, in 2003".

         During the Company's fiscal years ended June 30, 2002 and 2003, and the subsequent interim period through October 10, 2003, there were no disagreements between the Company and KPMG on any accounting principles or practices, financial statement disclosure or auditing scope or procedure, which, if not resolved to the satisfaction of KPMG, would have caused them to make reference to the subject matter of the disagreement in connection with its report. None of the "reportable events" described in Item 304(a)(1)(v) of Regulation S-K have occurred during the fiscal years ended June 30, 2002 and June 30, 2003, or through the interim period through October 10, 2003.

         We did not consult with Tanner + Co. during the Company's fiscal years ended June 30, 2002 or 2003, or the subsequent interim period through October 10, 2003, on any matter which was the subject of any disagreement or any reportable event or on the application of accounting principles to a specified transaction, either completed or proposed.

                                                  Presented by the members of
                                                    the Audit Committee:

                                                  Howard L. Edwards, Chairman
                                                  Val J. Christensen


               PROPOSAL 2 - RATIFICATION OF SELECTION OF AUDITORS

         The Audit Committee of the Board has selected the firm Tanner + Co. PC to serve as the Company's independent public accountants for the fiscal year ending June 30, 2004. The shareholders have been asked to ratify this appointment. If the shareholders fail to ratify the selection, the Board of Directors will reconsider its decision. Even if the selection is ratified, the Audit Committee, in its discretion, may direct the appointment of a different independent accounting firm at any time during the year if the Audit Committee feels that such a change would be in the Company's and its shareholders' best interests.

         Representatives of Tanner + Co., PC will be present at the Annual Meeting, will have the opportunity to make a statement if they desire to do so, and will be available to respond to appropriate questions.

         The firm of KPMG LLP served as independent public accountants for the Company during the years ended June 30, 2002 and 2003. During those fiscal years and the subsequent interim period, there were no disagreements on financial disclosures or accounting matters with the independent public accountants engaged by the Company.

Financial Information Systems Design and Implementation Fees

         The Company did not engage its Independent Auditors to provide any professional services in connection with (i) operating or supervising the operation of its information system or managing its local area network or (ii) designing or implementing a hardware or software system that aggregates source data underlying the financial statements or generates information that is significant to the Company's financial statements taken as a whole.

Auditor Fees

Audit Fees

         The aggregate fees billed by the Company's Independent Auditors for professional services rendered in fiscal 2003 and fiscal 2002 in connection with
(i) the audit of the Company's annual financial statements set forth in its Annual Report on Form 10-KSB for the fiscal years ended June 30, 2003 and June 30, 2002 and (ii) the review of the Company's quarterly financial statements set forth in its Quarterly Reports on Form 10-QSB for each of its fiscal quarters, totaled approximately $51,000 and $49,500, respectively.

Audited-Related Fees

         KPMG LLP provided no audited-related services in fiscal years 2003 and 2002.

Tax Fees

         Fees for tax services, including tax compliance, tax advice and tax planning, totaled approximately $17,450 in fiscal year 2003 and $21,025 in fiscal year 2002.

All Other Fees

         The Company did not engage KPMG LLP on any other matters not otherwise included in the above categories in either fiscal year 2003 or 2002.

         The Audit Committee has advised the Company that it has determined that the non-audit services rendered by its Independent Auditors during its most recent fiscal year are compatible with maintaining their independence.

        THE BOARD RECOMMENDS THAT THE SHAREHOLDERS VOTE "FOR" PROPOSAL #2
             RATIFYING THE SELECTION OF TANNER + CO. PC AS AUDITORS
            FOR DYNATRONICS FOR THE FISCAL YEAR ENDING JUNE 30, 2004.


                                  OTHER MATTERS

         The Board of Directors knows of no other matters to be presented at the Annual Meeting. If, however, any further business should properly come before the Annual Meeting, the persons named as proxies in the accompanying form will vote on such business in accordance with their best judgment.

                              SHAREHOLDER PROPOSALS

         Regulations adopted by the Securities and Exchange Commission require that shareholder proposals must be furnished to Dynatronics a reasonable time in advance of the meeting at which the action is proposed to be taken. Shareholder proposals intended to be presented at next year's 2004 Annual Meeting of the Shareholders must be received by Dynatronics at its corporate headquarters on or before July 31, 2004, in order to be included in the Proxy Statement and Form of Proxy relating to that meeting. Receipt of a shareholder proposal does not necessarily guarantee that the proposal will be included in the proxy. If a shareholder intends to propose any matter for a vote at the Annual Meeting of

Shareholders to be held in 2004, but fails to notify Dynatronics of such intention prior to the date indicated above, then a proxy solicited by the Board of Directors may be voted on such matter in the discretion of the proxy holder, without discussion of the matter in the proxy statement soliciting such proxy and without such matter appearing as a separate item on the proxy card.

                             ADDITIONAL INFORMATION

         Dynatronics will provide, without charge, to each shareholder to whom this Proxy Statement is delivered, upon written or oral request, a copy of the Company's annual report on Form 10-KSB for the year ended June 30, 2003, including the financial statements and schedules thereto, as filed with the Securities and Exchange Commission. The requested document will be sent by first class mail or other equally prompt means. Written or oral requests for such information should be directed to Mr. Bob Cardon, Corporate Secretary, Dynatronics Corporation, 7030 Park Centre Drive, Salt Lake City, UT 84121.



DYNATRONICS CORPORATION

         By order of the Board of Directors

         /s/ Bob Cardon
         ---------------
         Bob Cardon, Corporate Secretary